Exhibit 10.8

IP ASSIGNMENT AGREEMENT

Made as of February 29, 2012

Between

APEX SYSTEMS INTEGRATORS INC.

(the “Purchaser”)

and

KAREN DALICANDRO

(“Karen”)

IP ASSIGNMENT AGREEMENT

This Agreement (the “Agreement”) dated as of February 29, 2012 (the “Closing Date”) between:

APEX SYSTEMS INTEGRATORS INC., a corporation formed under the laws of Ontario

(the “Corporation”)

- and -

KAREN DALICANDRO, an individual residing in Burlington, Ontario

(“Karen”)

FOR VALUE RECEIVED, the Parties agree as follows:

ARTICLE 1 – DEFINITIONS

Section 1.1 Definitions

In this Agreement:

(1) “Agreement” has the meaning given to it in the Preamble.

(2) “Business” means the business of supplying wireless mobile workforce solutions in Canada and the United States conducted by the Corporation on or before the Closing Date.

(3) “Closing Date” has the meaning given to it in the Preamble.

(4) “Corporation” includes the corporation resulting from any amalgamation between the Corporation and the Purchaser.

(5) “Developments” include copyright works, trade-marks, engineering drawings, concepts, ideas, devices, know-how, trade names, industrial designs, patents, patent applications, re-issues, continuations, continuations in part, divisionals, renewals, integrated circuit topographies, inventions, discoveries, developments, ideas, plans, methodologies, designs, architectures, research data, trade secrets, technology, software and formulas, methods, algorithms, data structures, source codes, scripts, interfaces, computer system designs or programs, Confidential Information, interactive works, “convergence technology” relating to, used by or usable in, the Business or the Corporation, at whatever stage of development, that have been or will be developed, created, conceived or reduced to practice by Karen which relate to the internet or computer technology of the Business.

ARTICLE 2 – INTELLECTUAL PROPERTY

Section 2.1 Assignment and Transfer

Karen hereby irrevocably assigns and transfers, and agrees to assign and transfer, exclusively to the Corporation, any and all of her right, title and interest in and to, in Canada, the United States and all other countries in the world, any and all Developments together with the goodwill related to all trade-marks, and all patents, applications, reissues, continuations, continuations in part or divisional applications for any patent and any other intellectual property in any Development that she has solely or in any other manner authored, created, conceived, developed or reduced to practice in the course of her employment with the Corporation or otherwise related to the Business.  Karen agrees not to apply for any intellectual property rights for any Developments and agrees not to oppose, contest or seek to invalidate any registration of such rights by the Corporation.  Karen waives in whole any moral right, droit morale or similar right, which she may have in any Development or in any part or parts thereof, to the extent that they cannot be assigned to the Corporation.  The Corporation shall be entitled to transfer rights therein either separately or in connection with any transfer of its Business.

Section 2.2 Representation by Counsel

Karen hereby states that she has read this Agreement in its entirety, that he has been given an opportunity to consider the Agreement and seek legal counsel and advice and that he enters into this Agreement voluntarily and intending to be legally bound.

Section 2.3 Further Assurances

Karen covenants and agrees to execute and deliver such further transfers and conveyances, at no cost to Karen, as may be deemed necessary or advisable from time to time by the Corporation, acting reasonably, in order to effectively transfer the Developments, if any, to the Corporation.

Section 2.4 Governing Law and Forum

This Agreement (and any claim or controversy arising out of or relating to this Agreement) is governed by, the laws of the Province of Ontario and the federal laws of Canada applicable therein, and each of the parties hereto irrevocably attorns to the exclusive jurisdiction of the courts of Ontario.

Section 2.5 Assignment and Enurement

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by Karen without the prior written consent of the board of directors of DPS, and any purported assignment or other transfer without such consent shall be void and unenforceable.  This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties to this Agreement and their respective successors and assigns.  No such assignment shall release the assignor from any of its obligations hereunder.

Section 2.6 Entire Agreement

This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and also confirms the ownership of any and all such Developments which were created by Karen in the course of her employment with the Corporation or in respect of the Business and are owed by the Corporation at common law as employer of Karen.

The parties have executed this Agreement.

APEX SYSTEMS INTEGRATORS INC.

By:	/s/ Karen Dalicandro
Name: Karen Dalicandro
Title: President

[illegible]	/s/ Karen Dalicandro
Signature of Witness	KAREN DALICANDRO

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